Investor Relations Contact:	Media Relations Contact:
David K. Waldman/Jody Burfening Lippert/Heilshorn & Associates dwaldman@lhai.com (212) 838-3777	Olessia Sibiriakova Halo Technology Holdings olessia@haloholdings.com (203) 422-2950

FOR IMMEDIATE RELEASE

HALO Technology Holdings Announces First Quarter Fiscal 2006 Results

GREENWICH, Conn.–November 15, 2005–HALO Technology Holdings (OTCBB: WARP) a holding company for established enterprise software companies, announced results for the three months ended September 30, 2005.

“During the fiscal first quarter, we made progress with our acquisition strategy, by agreeing to acquire five additional enterprise software companies to our portfolio, according to rigorous due diligence protocols,” stated Ron Bienvenu, Chief Executive Officer of HALO. “Our goal is to play a leading role in the transformation of the enterprise software industry by acquiring and operating enterprise software companies with a focus on profitability, customer retention, cash flow generation and stable growth. Each of the acquisitions, which were completed in October, met our strict financial and operational criteria, as they all derive at least 40% of their revenue from software maintenance; they generate more than 25% in trailing twelve month EBITDA and were acquired for less than 5 times trailing EBITDA; they are all stable businesses that have been operating for over five years; and they all have an established long term customer base. As a result, we have now acquired seven solid companies in the past 10 months, which collectively generated over $44 million of revenue and over $14 million of EBITDA for the trailing 12 month period.”1

Mr. Bienvenu continued, “We continue to pursue similarly accretive acquisitions, while following our strict formula, and not overpaying for acquisitions, avoiding bad deals and ensuring that our portfolio companies meet our standards for profitability, product quality and excellence in customer support. Through continued execution of our strategy, we plan to generate significant value for our shareholders–-measured by strong increases in operating cash flow and earnings per share.”

For the three months ended September 30, 2005, the company reported revenue of $3.2 million, and a net loss attributable to common stockholders of $2.8 million.

About HALO Technology Holdings
HALO Technology Holdings owns and operates a portfolio of enterprise software companies. HALO’s strategy is to acquire private and public companies with a focus on profitability, product quality, customer satisfaction and retention, and stable growth. The Company uses a combination of debt and equity for its acquisitions, as well as leveraging the balance sheets of target companies, to minimize dilution to its shareholders. The Company is pursuing additional acquisitions that will contribute to a strong increase in operating cash flow and earnings per share. For more information, please visit www.halotechnologyholdings.com.

HALO Technology Holdings is the operating name of Warp Technology Holdings, Inc. (“HALO” or the “Company’). Shares of HALO are quoted on the Over-the-Counter Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol “WARP”. Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those relating to future opportunities, the outlook of customers, the reception of new products and technologies, and the success of new initiatives. In addition, such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include: (i) demand for the Company’s products; (ii) the actions of current and potential new competitors; (iii) changes in technology; (iv) the nature and amount of the Company’s revenues and expenses; and (v) overall economic conditions and other risks detailed from time to time in the Company’s periodic earnings releases and reports filed with the Securities and Exchange Commission (the “Commission”), as well as the risks and uncertainties discussed in the Company’s Annual Report on Form 10-KSB filed with the Commission on September 28, 2005 (the “Form 10-KSB”).

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1 The trailing twelve month period for GUPTA ended December 31, 2004, and for the other six companies ended June 30, 2005. The revenue and EBITDA amounts are based on unaudited financial statements provided to the Company by the respective sellers. These financial results remain subject to audit, have not been adjusted for the effects of purchase accounting, and are not necessarily indicative of future performance.